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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------


                                    FORM 8-K

                      Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)          August 20, 1998
                                                 -------------------------------



                        FIDELITY NATIONAL FINANCIAL, INC.
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               (Exact name of Registrant as specified in charter)



         Delaware                          01-9396               86-0498599
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(State or other jurisdiction             (Commission          (I.R.S. Employer
     of incorporation)                   File Number)        Identification No.)



17911 Von Karman, Suite 300, Irvine, California                            92614
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code          (949) 622-5000
                                                   -----------------------------



                                 Not Applicable
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        (Former name or former address, if changed, since last report.)

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Item 5. Other Events.

Matrix Capital Corporation
--------------------------

      On August 31, 1998, Fidelity National Financial, Inc. (the "Company") and Matrix Capital Corporation ("Matrix") jointly announced their mutual agreement to terminate the Agreement and Plan of Merger, dated as of March 25, 1998 (the "Merger Agreement"). The Merger Agreement provided for the Company's acquisition of Matrix by means of a merger (the "Merger") of a wholly-owned subsidiary of the Company with and into Matrix, with Matrix surviving the Merger as a wholly-owned subsidiary of the Company and each outstanding share of Matrix Common Stock being converted into the right to receive 0.80 shares (subject to adjustment) of the Company's Common Stock.

      The Company and Matrix have also agreed that, subject to regulatory approvals and certain conditions, the Company will maintain $250 million in deposits at Matrix Capital Bank, a wholly-owned subsidiary of Matrix. Matrix also agreed, subject to regulatory approvals and certain conditions, including the negotiation of definitive agreements, to issue to the Company warrants to purchase 150,000 shares of Matrix common stock at an exercise price equal to 115% of the average of the closing bid and asked prices of the Matrix common stock, as reported on Nasdaq, on August 27, 1998.

Alamo Title Holding Company
---------------------------

      On August 20, 1998, the Company completed the acquisition of Alamo Title Holding Company ("Alamo"). Alamo, through its subsidiaries, is a regional underwriter of title insurance policies and performs other title-related services. The acquisition was effected by means of a merger of a wholly-owned subsidiary of the Company with and into Alamo, with Alamo surviving the merger as a wholly-owned subsidiary of the Company. As a result of the merger, each of the 1,356,638 shares of Alamo's common stock were converted into 1.491 shares of the Company's Common Stock, plus cash in lieu of fractional shares. Alamo had total assets of $74.3 million at June 30, 1998 and generated total revenues and net income of $99.9 million and $4.2 million for the year ended December 31, 1997 and $57.7 million and $4.7 million, respectively, for the six months ended June 30, 1998. The merger is intended to be treated as a pooling of interests for accounting purposes.

Item 7. Financial Statements and Exhibits.

      (c)    Exhibits.

       99.1 Merger Termination Agreement, dated as of August 28, 1998, by and among Fidelity National Financial, Inc., MCC Merger, Inc. and Matrix Capital Corporation.

       99.2 Joint Press Release of Fidelity National Financial, Inc. and Matrix Capital Corporation dated August 31, 1998.

       99.3 Press Release of Fidelity National Financial, Inc. dated August 24, 1998.

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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FIDELITY NATIONAL FINANCIAL, INC.



Dated:  September 4, 1998                  By: /s/ M'LISS JONES KANE
                                               ---------------------------------
                                               M'Liss Jones Kane
                                               Senior Vice President
                                               and General Counsel
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                                 EXHIBIT INDEX


Exhibit
Number         Description
------         -----------
   99.1        Merger Termination Agreement, dated as of August 28, 1998, by and among Fidelity National Financial, Inc., MCC Merger, Inc. and
               Matrix Capital Corporation.

   99.2        Joint Press Release of Fidelity National Financial, Inc. and Matrix
               Capital Corporation dated August 31, 1998.

   99.3        Press Release of Fidelity National Financial, Inc. dated August 24,
               1998.